EXHIBIT 99.1


THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1350), WHICH CARRIES WITH IT CERTAIN PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL REPRESENTATION.


Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549

     RE:  MORLEX,  INC.

Ladies  and  Gentlemen:

     In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, I, Lawrence Kaplan, President and Principal Accounting Officer of Morlex, Inc. (the "Company"), certify that:

(1) the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of
     Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated  as  of  this  19th  day  of  August,  2002



                              /s/  Lawrence  Kaplan
                              ---------------------
                              Lawrence  Kaplan,
                              President  and  Principal  Accounting  Officer